SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                      Filed by the Registrant /x/

             Filed by a Party other than the Registrant [ ]


     Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                      ACCESS PHARMACEUTICALS, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

              ------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


     Payment of Filing Fee (Check the appropriate box):
/ /  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
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/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                      ACCESS PHARMACEUTICALS, INC.
                    2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                            (214)  905-5100


May 17, 2000



To Our Stockholders:

You are cordially invited to attend the Annual
Meeting of Stockholders of Access Pharmaceuticals,
Inc. to be held on Monday, June 26, 2000 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central Park South, New York, New York 10019,
(212) 247-5100.

The Notice of Annual Meeting and the Proxy
Statement that follow describe the business to be considered and acted upon by the Stockholders at the Meeting. The Board of Directors unanimously recommend that our Stockholders approve the proposals. Please carefully review the information contained in the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT
IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND
RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE
PROVIDED AS SOON AS POSSIBLE.  IF YOU ATTEND THE
MEETING, YOU MAY REVOKE THE PROXY AT THAT TIME BY
REQUESTING THE RIGHT TO VOTE IN PERSON.

                          Sincerely,

                          /s/ Kerry P. Gray
                          ------------------
                          Kerry P. Gray
                          President and CEO

                      ACCESS PHARMACEUTICALS, INC.
                    2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                            (214)  905-5100



               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      to be held on June 26, 2000


PLEASE TAKE NOTICE that the Annual Meeting of
Stockholders, the Meeting, of Access
Pharmaceuticals, Inc. will be held at the New York
Athletic Club, 180 Central Park South, New York,
New York, on Monday, June 26, 2000, at 10:00 a.m., local time, for the following purposes:

1. To elect three Class 2 Directors, to hold office for a term of three years and until their successors are elected and qualified.

2. To consider and vote upon a proposal to amend our certificate of incorporation to increase our authorized shares from 20,000,000 to 50,000,000 shares.

3. To consider and vote upon a proposal to amend our 1995 Stock Option Plan to increase the total number of shares of our common stock authorized for issuance under that plan to 2,000,000 shares.

4. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending
    December 31, 2000.

5.  To transact such other business as may
    properly come before the meeting or any
    postponements or adjournments thereof.

Stockholders of record at the close of business on May 5, 2000, the record date for the Meeting, are entitled to receive notice of, and to vote at the Meeting and any adjournment or postponement thereof. Our Annual Report for the fiscal year ended December 31, 1999 accompanies the Proxy Statement.

Information relating to the proposals is set forth in the accompanying Proxy Statement dated May 17, 2000. Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice.

                              By Order of the Board of Directors,

                              /s/ Kerry P. Gray
                              -----------------
                              Kerry P. Gray
                              President and CEO

Dallas, Texas
May 17, 2000

                     -------------------------------------
Stockholders are cordially invited to attend the Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock
Transfer & Trust Co., 40 Wall Street, 46th Floor,
New York, New York 10005 ("American Stock
Transfer"). Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the Stockholder. American Stock Transfer &
Trust Company's fax number is (718) 234-2287.

                      ACCESS PHARMACEUTICALS, INC.
                   2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                            (214) 905-5100
                           -----------------
                            PROXY STATEMENT
                           -----------------

                   ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held On June 26, 2000

This Proxy Statement is furnished by Access
Pharmaceuticals, Inc., a Delaware corporation, to holders of common stock, par value $.01 per share, or the Common Stock, in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders, or the Meeting, and at any and all adjournments or postponements thereof. The Meeting will be held on Monday, June 26, 2000 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central
Park South, New York, New York. This Proxy
Statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about May 22, 2000. Our mailing address and the location of our principal executive offices are at 2600 Stemmons Freeway, Suite 176, Dallas, Texas
75207, (214) 905-5100.

A Stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Meeting, by submitting another proxy bearing a later date or by giving notice in writing to our Secretary not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein.

At the close of business on May 5, 2000, the record date for the Meeting, the number of our outstanding shares of Common Stock that are entitled to vote was 11,458,038. We have no other outstanding voting securities. Each outstanding share of Common Stock is entitled to one vote. A complete list of Stockholders entitled to vote at the Meeting will be available for examination by any Stockholder for any purpose germane to the Meeting at our principal executive offices, during normal business hours, at least ten business days prior to the Meeting. Our Bylaws require that a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the Stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. However, because
Proposal 2 requires the affirmative vote of a majority of our outstanding shares of Common
Stock, abstentions and broker non-votes will have the effect of a vote against Proposal 2.

Stockholders have the right to vote cumulatively for the election of Directors. This means that in voting at the Meeting, each Stockholder, or his proxy, may multiply the number of his shares by three (the number of directors to be elected) and then cast the resulting total number for a single nominee, or distribute such votes on the ballot among the three nominees desired. The proxies submitted to the Board of Directors in response to this solicitation may, at the discretion of the proxy holder, accumulate the votes of the shares they represent. However, the Board of Directors requires any Stockholder otherwise electing to exercise his cumulative voting rights, if voting in person, to so indicate prior to the beginning of the Meeting or if voting by proxy given to someone other than those designated by the Board of Directors in the solicitation to so indicate on said proxy.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this Proxy Statement, the accompanying form of proxy and our Annual Report for the fiscal year ended December 31, 1999 to beneficial owners and will reimburse such record holders for their expense in forwarding solicitation material. We expect to solicit proxies primarily by mail, but Directors, officers and our regular employees may also solicit in person, by telephone or by fax.

The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgement.

This proxy statement should be read in conjunction with our Annual Report, including financial statements and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 1999.

                              PROPOSAL 1

                         Election of Directors

Our Certificate of Incorporation and Bylaws presently provide that our Board of Directors shall consist of three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its members at eight. The term of office of one class of Directors expires each year in rotation so that one class is elected at each annual meeting for a three-year term. The Board presently consists of eight members.

Members of each class serve a term of three years until the respective annual meeting of stockholders and election and qualification of their successors. Dr. Link and Mr. Milstein are members of the Class 1 directors with their terms set to expire upon the annual meeting of stockholders in 2002. Dr. Howell and Messrs. Stone and Tsao are Class 2 directors with their terms set to expire upon the annual meeting of stockholders in 2000. Messrs. Gray, McDade and
Flinn are Class 3 directors with their terms set to expire upon the annual meeting of stockholders in 2001. Each of our officers is selected by the board of directors for a term of one year. There is no family relationship among any of the directors or executive officers.

Until August 1, 2001, Sunrise Securities
Corporation, or Sunrise, has the right to designate one individual for election to our board of directors and, if Sunrise exercises such right, we are required to use our best efforts to cause their nominee to be elected. In addition, if Sunrise does not exercise their right, we shall permit a representative of Sunrise to attend and observe all board of directors meetings. Messrs.
Stone and Tsao are managing directors of Sunrise.
For more information, see "Certain Relationships and Related Transactions."

Nominees for Term Expiring at the Annual Meeting of Stockholders in 2000 (Class 2 Directors)

Stephen B. Howell, MD, Richard B. Stone and
Preston Tsao are the members of the Class 2
Directors. Dr. Howell has served as a Director since 1996 and Messrs. Stone and Tsao have served as Directors since 1999. The terms of Dr. Howell and Messrs. Stone and Tsao expire at the Meeting.
If elected at the Meeting, all three will serve for a term of three years expiring on the date of the annual meeting of Stockholders in 2003. The terms of the other five Directors will continue as indicated below.

Business and Experience of Nominees for Director

Stephen B. Howell, M.D. has served as one of our directors since 1996. Dr. Howell is also a member of the Compensation Committee. Dr. Howell is a medical oncologist who is Professor of Medicine at the University of California, San Diego, and leader of the Cancer Pharmacology Program of the UCSD Cancer Center. Dr Howell also directs the
Laboratory of Pharmacology and the Clayton
Foundation Drug Resistance Center at the UCSD
Cancer Center. Amongst other awards and honors, Professor Howell is a recipient of the Milken
Family Medical Foundation Award for Outstanding
Work in the Field of Cancer Research, and has been listed in The Best Doctors in America since 1990.
Acknowledged as a leading world expert in the field of cancer therapeutics, Professor Howell has published over 280 journal articles, and serves on the editorial boards of numerous medical journals.
Dr. Howell received his AB at University of Chicago and his MD from Harvard Medical School.

Mr. Richard B. Stone was appointed as a director at the October 22, 1999 board meeting. Mr. Stone is a Managing Director of Sunrise Securities
Corp., an investment bank specializing in the life science and communications industries. Since 1974
Mr. Stone has been the Wilbur H. Friedman
Professor of Tax Law at Columbia University where his responsibilities include teaching Federal
Income Tax, Partnership Tax, Real Estate Tax and
Business Planning. A graduate of Harvard College and Harvard Law School Mr. Stone served four years as Assistant Solicitor General of the United
States.

Mr. Preston Tsao was appointed as a director at the October 22, 1999 board meeting. Mr. Tsao is also a member of the Audit Committee. From January
1, 1995 through the date of this prospectus, Mr.
Tsao has been Managing Director for Corporate
Finance of Sunrise Securities Corp., an investment bank specializing in the life science and communications industries. From 1993 to 1994, Mr.
Tsao was Managing Director of D. Blech & Company,
Inc., a venture capital and investment bank specializing in the biotech industry. Mr. Tsao received his BA at Princeton and a JD degree from Columbia University Law School.

The nominees have consented to serve as our Directors and the Board of Directors has no reason to believe that the nominee will be unavailable.
There is no family relationship among any of the Directors or nominees.

The Board recommends a vote "FOR" the proposed nominees to the Board of Directors.

UNLESS OTHERWISE INDICATED THRERON, THE ACCOMPANYING
PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE.
HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE
RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE
BOARD OF DIRECTORS IN THE EVENT THE NOMINEES ARE UNABLE OR
UNWILLING TO SERVE.

Information With Respect to Directors Whose Terms
Continue and Executive Officers

Directors Whose Term Expires at the Annual Meeting in 2001 (Class 3 Directors)

Mr. Herbert H. McDade, Jr. was elected to be one of our directors in 1988, and presently is Chairman of the board of directors. In February
1989, he was elected Vice-Chairman of the board of directors and Chief Executive Officer. In June
1989, he was elected Chairman of the board of directors and Treasurer in addition to his responsibilities as Chief Executive Officer, and from 1990 to January 1996 he was our President. Mr.

McDade served in such capacities until January
1996. He is also a member of the Compensation
Committee of the board of directors. He is currently President and Chief Executive Officer of the Thoma Corporation, a closely-held health care consulting company. In addition, he also serves on the boards of CytRx Corporation, Shaman
Pharmaceuticals, Inc., Discovery Laboratories,
Inc. and Cell Path, Inc. From 1986 to 1987 he served as Chairman of the board of directors and President of Armour Pharmaceutical Co., a wholly-owned subsidiary of Rorer Group, Inc. Prior to 1986 he served for approximately 13 years in various executive positions at Revlon, Inc., including from 1979 to 1986, as President of the International Division of the Revlon Health Care
Group. He was also previously associated for twenty years in various executive capacities with The Upjohn Company. From January 1989 to July 1995 he served on the board of Access Pharmaceuticals, Inc. of Texas.

Mr. Kerry P. Gray has been our President and a Chief Executive Officer and a director since
January 1996. Prior to such time, from June 1993,
Mr. Gray served as President and Chief Executive
Officer of Access Pharmaceuticals, Inc., a private
Texas corporation.  Previously, Mr. Gray served as
Vice President and Chief Financial Officer of
PharmaSciences, Inc., a company he co-founded to acquire technologies in the drug delivery area.
From May 1990 to August 1991, Mr. Gray was Senior
Vice President, Americas, Australia and New
Zealand of Rhone-Poulenc Rorer, Inc. Prior to the
Rorer/Rhone Poulenc merger, he had been Area Vice
President Americas of Rorer International
Pharmaceuticals. Previously, from January 1986 to
May 1988, he was Vice President, Finance of Rorer
International Pharmaceuticals, having served in that same capacity for the Revlon Health Care
Group of companies before their acquisition by Rorer Group. Between 1975 and 1985, he held various senior financial positions in Revlon
Health Care Group. Mr. Gray's experience in the pharmaceutical industry totals 25 years.

Mr. J. Michael Flinn has served as one of our directors since 1983. Mr. Flinn is also a member of the Audit & Finance Committee of the board of directors. Since 1970, he has been an investment counselor. Currently he is a consultant to the Operations Group of United Asset Management.
Previously from 1970 to 1996 he was a principal with the investment counseling firm of Sirach
Capital Management, Inc. He assisted in the management of pension, profit sharing, individual, corporate and foundation accounts totaling over $6.5 billion. He serves as a board member of Oridigm Corporation, Lonesome Dove Petroleum and
Carroll College.

Director Whose Term Expires at the Annual Meeting in 2002 (Class 1 Director)

Max Link, Ph.D. has been one of our directors since 1996. Dr. Link is also a member of the Compensation and Audit & Finance Committees of the board of directors. He has held a number of executive positions with pharmaceutical and health care companies. Most recently, he served as Chief
Executive Officer of Corange Limited, from May
1993 until June 1994. Prior to joining Corange,
Dr. Link served in a number of positions with Sandoz Pharma Ltd., including Chief Executive
Officer, from 1987 until April 1992, and Chairman, from April 1992 until May 1993. Dr. Link currently serves on the board of directors of eight other publicly-traded life science companies: Alexion
Pharmaceuticals, Inc., Cell Therapeutics, Inc.,
CytRx Corporation, Discovery Laboratories, Inc.,
Human Genome Sciences, Inc., Procept, Inc.,
Protein Design Labs, Inc. and Sulges Medica, Ltd.
Dr. Link received his Ph.D. in Economics from the University of St. Gallen in 1970.

Mr. Howard P. Milstein was appointed as a director at the October 22, 1999 board meeting. Mr.
Milstein is a Managing Partner of Milstein
Properties, an investment builder active in both residential and commercial development primarily in New York City and a Managing Partner of
Milstein Ventures. Mr. Milstein is Co-Chairman of the Emigrant Savings Bank and chairs Douglas
Elliman-Beitler, a national commercial leasing and management company. As Chairman of Milford Hotel
Corp., Mr. Milstein owns and operates hotels in New

York. Mr. Milstein chairs the family communication activities, including cable and telephone activities and The Milford Advertising Agency.
Mr. Milstein has a BA from Cornell University and a JD and MBA from Harvard University.
Executive Officers

In addition to our executive officers who are also directors, set forth below is the business experience of our other executive officers.

David P. Nowotnik, Ph.D. has been Vice President
Research and Development since November 1998. From
1994 until 1998, Dr. Nowotnik had been with Guilford Pharmaceuticals, Inc. in the position of Senior Director, Product Development and was responsible for a team of scientists developing polymeric controlled-release drug delivery systems. From 1988 to 1994 he was with Bristol-
Myers Squibb researching and developing technetium radiopharmaceuticals and MRI contrast agents. From
1977 to 1988 he was with Amersham International leading the project which resulted in the discovery and development of Ceretec.

Mr. Stephen B. Thompson has been Vice President since April 2000 and our Chief Financial Officer since January 1996. From 1990 to 1996, he was
Controller and Administration Manager of Access
Pharmaceuticals, Inc. Previously, from 1989 to
1990, Mr. Thompson was Controller of Robert E.
Woolley, Inc. a hotel real estate company where he was responsible for accounting, finances and investor relations. From 1985 to 1989, he was Controller of OKC Limited Partnership, an oil and gas company where he was responsible for accounting, finances and SEC reporting. Between
1975 and 1985 he held various accounting and finance positions with Santa Fe International
Corporation.






The remainder of this page is intentionally left blank.

Officers and Directors

Our directors and executive officers are as follows:


         Name             Age                   Title
-----------------------  -----  -------------------------------------
Herbert H. McDade, Jr.     73     Chairman of the Board of Directors

Kerry P. Gray              47     President, Chief Executive Officer, Director

J. Michael Flinn           66     Director

Stephen B. Howell. M.D.    55     Director

Max Link, Ph.D.            59     Director

Howard P. Milstein         48     Director

Richard B. Stone           57     Director

Preston Tsao               54     Director

David P. Nowotnik, Ph.D.   51     Vice President Research & Development

Stephen B. Thompson        46     Vice President, Chief Financial Officer,
                                  Treasurer

Meetings of The Board of Directors and Committees

Our Board of Directors held a total of four meetings in 1999. We have the following committees:

*  Nominating Committee - comprised of J. Michael
   Flinn and Max Link.

*  Audit & Finance Committee - comprised until
   April 2000 of J. Michael Flinn, Max Link and
   Herbert H. McDade, Jr. The members of the Audit &
   Finance committee met one time during 1999 to review auditing activities. The current membership of this committee is J. Michael Flinn, Max Link and Preston Tsao.

*  Compensation Committee - comprised until June
   1999 of Max Link, Stephen B. Howell and J. Michael
   Flinn. The Compensation Committee met twice in
   1999. Current membership of the committee is Max
   Link, Stephen B. Howell and Herbert H. McDade, Jr.

During the fiscal year ended December 31, 1999 each Director attended at least 75% of the aggregate of the total number of formal meetings of the Board and the total number of meetings held by all committees on which the individual director served.

Compensation of Directors

Each director who is not also our employee receives a quarterly fee of $1,250, plus $1,000 for each board meeting which he attends and $500 for each committee meeting he attends as member of the Audit and Finance and/or Compensation Committees.
Each committee Chairman also receives $250 for each meeting he attends. In addition, we reimbursed each director, whether an employee or not, the expenses of attending board and committee meetings. Each non-employee director will also be entitled to receive stock options to purchase
5,000 shares of our common stock on the date of each annual meeting of stockholders and 20,000 shares of common stock when he/she is first appointed as a director.

Compliance with Section 16(a) of the Securities
Act of 1934

Section 16(a) of the Securities Exchange Act of
1934 requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, officers and 10% holders are required by SEC regulation to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us or written representatives from our directors and executive officers during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% holders for such year were complied with except for: Messrs. Milstein, Stone and Tsao, each filed a late Form 3.

Executive Compensation

The following table sets forth the aggregate compensation paid to our CEO and each of our executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities for the years ended December 31, 1999, 1998 and 1997

                     Summary Compensation Table
                    -----------------------------

                                                             Long-term
                              Annual Compensation        Compensation Awards
                         -------------------------------  --------------
       Name and                                          Securities Underlying  All Other
  Principal Position      Year   Salary (1)   Bonus (2)    Options (#)   Compens.(3)
-----------------------  ------  -----------  ----------  --------------  ----------
Kerry P. Gray
President and CEO         1999    $ 255,107    $     0        160,000       $ 4,150
                          1998      236,497          0        160,000         1,200
                          1997      221,025          0              0           573

David P. Nowotnik, Ph.D.
Vice President Research   1999    $ 171,155    $ 1,800         50,000       $ 2,287
  and Development (4)     1998       21,359          0         50,000             0

Stephen B. Thompson
Vice President, Chief     1999    $  98,367    $ 5,960         20,000       $ 1,333
  Financial Officer       1998       92,360          0         20,000             0
                          1997       87,750      4,000              0             0

(1)  Includes amounts deferred under our 401(k) Plan.

(2) Includes bonuses paid in the indicated year and earned in the preceding year.

(3)  Amounts reported for fiscal year 1999
     consist of: (i) amounts we contributed to our 401(k) Plan with respect to each named Executive
     Officer and (ii) premiums paid for life insurance and long-term disability for Mr. Gray only.
     Amounts reported for fiscal year 1998 and 1997 consist of premiums paid for life insurance and long-term disability for Mr. Gray only.

(4)  Dr. Nowotnik joined us on November 16, 1998.


Options Grants in 1999

             Individual Option Grants In Last Fiscal Year
            ----------------------------------------------

                         Number of   Percent of                                 Potential Realizable
                         Securities  Total Options                                Value at Assumed
                         Underlying  Granted to       Exercise                    Annual Rates of
                          Options    Employees in       Price    Expiration      Stock Appreciation
         Name            Granted #  Fiscal Year (1)   $/Sh (2)      Date        For Option Term  (2)
                                                                                 5%          10%
-----------------------  ---------  --------------   ----------  ----------  ----------  -----------
Kerry P. Gray  (3)        160,000         56%           $2.00     07/20/09      $201,000   $510,000

David P. Nowotnik (3)      50,000         18%           $2.00     07/20/09      $ 63,000   $159,000

Stephen B. Thompson (4)    20,000          7%           $2.00     07/20/09      $ 25,000   $ 64,000


(1) Based on an aggregate of 333,000 options granted to employees in the fiscal year ended
     December 31, 1999, including options granted to the Named Executive.

(2) The exercise price of each grant is equal to the value of our common stock received in the private placement on the date of the grant which was determined by the Board of Directors to be the fair market value on such date.

(3) Mr. Gray had 100,000 options vest on the date of grant. The remaining 60,000 options vest
     2.083% monthly commencing twelve months from the date of grant and are cumulatively exercisable 48 months after the date of grant.

(4)  Dr. Nowotnik and Mr. Thompson's options vest
     25% after twelve months and the remaining 75% vest
     2.083% monthly commencing twelve months from the date of grant and are cumulatively exercisable 48 months after the date of grant.

(5) Potential realizable value is based on the assumption that the price per share of our common stock appreciates at the assumed annual rate of stock appreciation for the option term. There is no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option.
     The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimate of stock price appreciation.

Option Exercises and Year-End Value Table

This table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1999. Also reported are the values of "in-the-money" stock options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of our common stock.

     Aggregated Option Exercises In Last Fiscal Year
         And Fiscal Year-End Option Values
     -----------------------------------------------

                                                 Number of Securities       Value of
                                                Underlying Unexercised  Unexercised In-
                       Number                          Options          The-Money Options ($) (1)
                      of Shares                    At Fiscal Year End   At Fiscal Year End
                     Acquired on    Value            Exercisable/       Exercisable/
       Name          Exercise #   Realized ($)      Unexercisable          Unexercisable
-------------------  ----------  -------------  ----------------------  -----------------
Kerry P. Gray               -            -       222,500 / 97,500            $0 / $0

David P. Nowotnik           -            -        13,542 / 36,458            $0 / $0

Stephen B. Thompson         -            -         7,500 / 12,500            $0 / $0


(1) On December 31, 1999, the exercise price of all outstanding options held by such executive was greater than $2.00, the closing price of our stock on the OTC Bulletin Board.


Compensation Pursuant to Agreements and Plans

Employment Agreements

We are party to an employment agreement with Kerry
P. Gray which expires March 31, 2001 and thereafter may be automatically renewed for successive one-year periods. Under this agreement, Mr. Gray is currently entitled to receive an annual base salary of $286,000 subject to adjustment by the board of directors. Mr. Gray is eligible to participate in all of our employee benefit programs available to executives. Mr. Gray is also eligible to receive:

* a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by the board of directors;

* stock options at the discretion of the board of directors;

* long-term disability insurance to provide compensation equal to at least 60% of his annual base salary; and

*  term life insurance coverage of $400,000.

Mr. Gray is entitled to certain severance benefits in the event that we terminate his employment without cause or that Mr. Gray terminates his employment following a change of control. In the event that we terminate the employment agreement for any reason, other than for cause, Mr. Gray would receive the salary due for the remaining term of the agreement or 18 months, whichever is longer. We will also continue benefits for such period. In the event that Mr. Gray's employment is terminated within six months following a change in control or by Mr. Gray upon the occurrence of certain events following a change in control, Mr.
Gray would receive two years salary and his target bonus. We will also continue payment of benefits for such period. The employment agreement contains a covenant not to compete with us for up to 18 months following the termination date. In the employment agreement, the term change of control is defined to mean when:

* persons who were Directors of the Company on April 1, 1998 no longer constitute a majority of the Board of Directors of the Company, or

* a person or group "beneficially owns" in the aggregate 50% or more of the outstanding shares of capital stock entitled to vote generally in the election of the Board of Directors, or

* there occurs a sale of all or substantially all of the business and/or assets of the Company.

We are party to an employment agreement with David
P. Nowotnik. PhD which expires November 16, 2000 and thereafter may be automatically renewed for successive one-year periods. Under this agreement, Dr. Nowotnik is currently entitled to receive an annual base salary of $185,000 subject to adjustment by the board of directors. Dr. Nowotnik is eligible to participate in all of our employee benefit programs available to executives. Dr.
Nowotnik is also eligible to receive:

* a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by the board of directors;

* stock options at the discretion of the board of directors;

* long-term disability insurance to provide compensation equal to at least 60,000; and

*  term life insurance coverage of $25,000.

Dr. Nowotnik is entitled to certain severance benefits in the event that we terminate his employment without cause or that Dr. Nowotnik terminates his employment following a change of control. In the event that we terminate the employment agreement for any reason, other than for cause, Dr. Nowotnik would receive the salary due for 12 months. We will also continue benefits for such period. In the event that Dr. Nowotnik's employment is terminated within six months following a change in control or by Dr. Nowotnik upon the occurrence of certain events following a change in control, Dr. Nowotnik would receive twelve months salary. We will also continue payment of benefits for such period. In the employment agreement, the term change of control is defined to mean when:

* a person or group "beneficially owns" in the aggregate 50% or more of the outstanding shares of capital stock entitled to vote generally in the election of the Board of Directors, or

* there occurs a sale of all or substantially all of the business and/or assets of the Company.

Certain Relationships and Related Transactions

Herbert H. McDade, Jr. In consideration for the termination of his employment with the pre-merger
Access, Mr. McDade and Access entered into an agreement on October 4, 1995, pursuant to which, among other things:

* Mr. McDade became a consultant to Access, providing consulting services to Access at least four days each month;

* Mr. McDade is paid a base of $1,500 per day of consulting; and

* the period for exercise of all options owned by Mr. McDade was extended from three months after the termination of his employment with Access to the expiration of the option.

During 1999, 1998 and 1997, Thoma Corporation, of which Mr. McDade is a principal, was paid an aggregate amount of $216,000 in consulting fees.

Richard B. Stone. Mr. Stone is a managing director of Sunrise Securities Corp., which acted as a placement agent in the private placements of our common stock in 1999 and 1998. In connection with such private placements, Mr. Stone received the following:

                                 Exercise
    Year    Shares    Warrants    Price
   -----  ---------  ----------  -------
    1999   101,225     165,722    $2.00

    1998   109,904      98,474    $3.00


Until August 1, 2001, Sunrise has the right to designate one individual for election to our board of directors and, if Sunrise exercises such right, we are required to use our best efforts to cause their nominee to be elected. In addition, if Sunrise does not exercise their right, we shall permit a representative of Sunrise to attend and observe all board of directors meetings.

Preston Tsao.  Mr. Tsao is Managing Director for
Corporate Finance of Sunrise Securities Corp., which acted as a placement agent in the private placements of our common stock in 1999 and 1998. In connection with such private placements, Mr. Tsao received the following:

                                   Exercise
      Year    Shares    Warrants    Price
     ------  --------  ----------  -------
      1999         -      15,310     $2.00

      1998         -      11,015     $3.00


Until August 1, 2001, Sunrise has the right to designate one individual for election to our board of directors and, if Sunrise exercises their right, we are required to use our best efforts to cause their nominee to be elected. In addition, if Sunrise does not exercise their right, we shall permit a representative of Sunrise to attend and observe all board of directors meetings.

Stephen B. Howell, MD. Dr. Howell, one of our directors, also serves as a scientific consultant.
The consulting agreement provides for a minimum of two days consulting per month at a rate of $5,417 per month plus expenses. Dr. Howell has also received warrants to purchase 30,000 shares of our common stock at $3.00 per share that can be exercised until January 1, 2003. During 1999, 1998 and 1997, Dr. Howell was paid an aggregate amount of $72,000 in consulting fees.



The remainder of this page is intentionally left blank.

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us the following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of May 17, 2000 by (i) each person who is known by us to beneficially own more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all our executive officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

              Common Stock Beneficially Owned
             ---------------------------------

                                  Number
          Name                of Shares (1)   % of Class
----------------------------  -------------  ------------
Herbert H. McDade. Jr. (2)          81,707          *

Kerry P. Gray (3)                  317,290        2.7%

J. Michael Flinn (4)                97,475          *

Stephen B. Howell (5)              103,250          *

Max Link (6)                        22,000          *

Howard P. Milstein (7)             750,140        6.5%

Richard B. Stone (8)               845,634        7.2%

Preston Tsao (9)                    63,872          *

David P. Nowotnik (10)              33,333          *

Stephen B. Thompson (11)            17,440          *

Larry Feinberg (12)              1,000,000        8.7%

All Directors and Executive
  Officers as a group
  (consisting of 10 persons)     2,332,141       19.0%


* Less than 1%

(1)  Includes our Common Stock held plus all
     options and warrants exercisable within 60 days after May 17, 2000. Unless otherwise indicated, the persons listed have sole voting and investment powers with respect to all such shares.

(2) Including presently exercisable options for the purchase of 12,000 shares of our Common Stock and 7,591 exercisable SARs pursuant to the 1987
     Stock Option Plan and presently exercisable options for the purchase of 25,000 shares of our Common Stock pursuant to the 1995 Stock Option
     Plan. Also includes 1,000 shares of our Common
     Stock owned by Thoma Corporation of which Mr.
     McDade is the beneficial owner.

(3) Including presently exercisable options for the purchase of 246,250 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(4) Including presently exercisable options for the purchase of 22,500 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(5) Including presently exercisable options for the purchase of 750 and 20,500 shares of our Common Stock pursuant to the 1987 Stock Option
     Plan and 1995 Stock Option Plan, respectively, and warrants to purchase 30,000 shares of our Common
     Stock at an exercise price of $3.00 per share and warrants to purchase 30,000 shares of our Common
     Stock at an exercise price of $2.50 per share.

(6) Including presently exercisable options for the purchase of 20,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(7)  Mr. Howard P. Milstein, c/o Douglas Elliman,
     575 Madison Avenue, New York, NY 10022,
     beneficially owns 738,588 shares
     of our Common Stock and has warrants to purchase 11,552 shares of our Common Stock at $12.98 per share with expiration of April 30, 2002, is known to be the beneficial owner of more than five percent of our Common Stock. The information set forth in this footnote is based on a Schedule 13D filed by Mr.
     Milstein on October 5, 1999.

(8)  Mr. Richard B. Stone, 44 West 77th Street,
     New York, New York, 10024, owns 574,174 shares of our Common Stock and has warrants to purchase
     98,473 shares of our Common Stock at $3.00 per share with expiration dates between April 1 and July 20, 2004 and has warrants to purchase 70,992 shares of our Common Stock at $2.00 per share with an expiration date of July 20, 2004 and has warrants to purchase 101,995 shares of Common Stock at $2.50 per share with an expiration date of March 1, 2005. Mr. Stone is known to be the beneficial owner of more than five percent of our Common Stock. The information set forth in this footnote is based on a Schedule 13D filed by Mr. Stone on November 2, 1999 and from our shareholder records.

(9) Including presently exercisable warrants for the purchase of 11,015 shares of our Common Stock at $3.00 per share with expiration dates between April 1 and July 30, 2003 and presently exercisable warrants for the purchase of 15,310 shares of Common Stock at $2.00 per share with the expiration date of July 20, 2004 and presently exercisable warrants for the purchase of 36,111 shares of Common Stock at $2.50 per share.

(10) Including presently exercisable options for the purchase of 33,333 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(11) Including presently exercisable options for the purchase of 15,417 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(12) Larry N. Feinberg and affiliates, Oracle
     Partners, L.P., Oracle Institutional Partners,
     L.P. and Oracle Investment Management, Inc., 712
     Fifth Avenue, 45th Floor, New York, NY 10019 is known to be the beneficial owner of more than five percent of our Common Stock. The information set forth in this footnote is based on a Schedule 13G filed by Mr. Feinberg on April 12, 2000.

                             PROPOSAL 2

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE
OUR AUTHORIZED SHARES FROM 20,000,000 TO 50,000,000 SHARES.

Our Board of Directors has approved an amendment to our Certificate of Incorporation to increase the number of our shares of Common Stock, $.01 par value per share, which we shall be authorized to issue from 20,000,000 to 50,000,000. The additional shares of our Common Stock may be issued from time to time as our Board of Directors may determine without further action by the Stockholders. With the exception of the issuance of our Common Stock upon the exercise of options granted pursuant to the 1995 Stock Option Plan, the 1987 Stock Option Plan and upon the exercise of any rights to receive shares or warrants pursuant to currently existing agreements, the issuance of any other additional shares of our Common Stock authorized by the proposed amendment is not presently contemplated. We do not have any agreements, arrangements or understandings with respect to any acquisition, financing, stock split or dividend. The form of the Certificate of Amendment is attached hereto as Exhibit A.

Our Stockholders do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights which would entitle such persons, as a matter of right, to subscribe for the purchase of any of our securities. The proposed amendment will not affect the rights of existing holders of Common Stock except to the extent that future issuances of Common Stock will reduce each existing stockholders' proportional ownership.
There are currently no preferred shares
outstanding. The authorized shares of our preferred stock will remain at 2,000,000 shares.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE APPROVAL TO AMEND THE OUR CERTIFICATE OF INCORPORATION AS DESCRIBED ABOVE. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT.

                          PROPOSAL 3

AMENDMENT OF 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER
OF SHARES ISSUABLE UNDER THE PLAN TO 2,000,000 SHARES.

Our Board of Directors has authorized, subject to Stockholder ratification, an amendment to the 1995
Stock Option Plan, as amended, or the Plan, which would provide for the ability of the Compensation
Committee to issue options to officers, directors, employees and consultants to purchase, in the aggregate 2,000,000 shares of our Common Stock.
Currently, the Plan authorizes the issuance of up to 1,035,260 shares of Common Stock.

The purpose of the Plan is to provide for the issuance of our Common Stock to allow for grants to our officers, directors, employees and consultants. As of May 17, 2000 there were options outstanding under the Plan to purchase an aggregate of 784,500 shares of our Common Stock.
The Plan was adopted on January 25, 1996 and replaced the 1987 Stock Awards Plan. No further grants have been or can be made under the 1987
Stock Awards Plan. There are currently options outstanding under the our 1987 Stock Awards Plan to purchase an aggregate of approximately 37,699 shares of our Common Stock.

The Board of Directors believes that the proposed amendment to the Plan would put our Plan in line with other biomedical companies at a similar stage of development with respect to the number of options issuable and outstanding under our stock option plans and give us the ability to attract and retain qualified employees.

General. The Plan authorizes the granting of "incentive stock options" as defined in Section
422A of the Code and non-qualified stock options.
See "Administration."

Securities Subject to the Plan and Market Value.
Under the Plan, options currently may be granted covering up to an aggregate of 1,035,260 shares of Common Stock. The Plan provides for appropriate adjustments in the number and kind of shares subject to the Plan in the event of a stock split, stock dividend, or certain other similar changes in the Common Stock, and in the event of a reorganization, merger, consolidation or certain other types of recapitalization.

Eligibility to Participate. Any executive, other key employee or director of, or advisor or consultant to, us or of any of our subsidiaries or parent corporation is eligible to be granted options under the Plan. No election by any such person is required to participate in the Plan.

Administration. The Plan is administered by a committee (the "Committee") consisting of two or more directors appointed by the Board. The
Committee is authorized to determine which of our employees are executive or other key employees and select from among the executive or other key employees and the advisors the individuals to whom options are to be granted, to determine the number of shares to be subject to such options and to determine the terms and conditions of the options, all consistent with the terms of the Plan.

Stock Options. The Committee in its discretion may issue stock options which qualify as incentive stock options under the Code nor non-qualified stock options. The Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than ten years after it is granted and no other options shall be exercised more than ten years and one day after it is granted, and further provided that the exercise price of incentive stock options shall not be less than 100% of the fair market value of the Common Stock on the date of the grant. The reported closing price of the Common Stock on the American Stock Exchange, or AMEX, on May 17,
2000 was $4.31 per share.

Payment for shares purchased upon exercise of an option must be made in full in cash or by check, when the option is exercised. No option is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as amended; provided that the Committee may grant options that are transferable without payment of consideration to immediate family members of the optionee or to trusts or partnerships for such family members the Committee may also amend outstanding options to provide for such transferability.

All options granted under the Plan terminate on the earliest of (a) the expiration of the term specified in the option document, which may not exceed ten years from the date of grant; (b) the expiration of three months from the date an option holder's employment or service with us or our subsidiaries or parent terminates for any reason other than disability or death; (c) the expiration of one year from the date an option holder's employment or service with us, our subsidiaries or our parent terminates by reason of such option holder's disability or death. The Committee, in its discretion, may provide for additional limitations or provisions relating to the term of any option.

Tax Aspects of the Plan.  The following
discussion is intended to briefly summarize the general principles of federal income tax law applicable to options granted under the Plan. A recipient of an incentive stock option will not recognize taxable income under either the grant or exercise of an incentive stock option. The option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an incentive stock option, provided the option holder does not dispose of those shares within two years from the date the incentive stock option was granted or within one year after the shares were transferred to such option holder. Currently, for regular federal income tax purposes, long-term capital gain on a sale of stock generally is taxed at a maximum rate of 20% or 28%, depending on the holding period. If the option holder satisfies requirements for capital gain treatment, then we will not be allowed a deduction by reason of the grant or exercise of an incentive stock option.

As a general rule, if the option holder
disposes of the shares before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (i) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (ii) the adjusted basis of the shares, and we will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the incentive stock option. If an option holder pays alternative minimum tax with respect to the exercise of an incentive stock option, then the amount of such tax paid will be allowed as a credit against regular liability in a subsequent year to the extent that the regular liability exceeds the alternative minimum tax liability for such subsequent year. The option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

A recipient of a non-qualified stock option generally will not recognize taxable income at the time of grant, and we will not be allowed a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise, at the time of exercise of such options, over the exercise price of the option, and we will be allowed a deduction in that amount. Upon disposition of the shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in a share subject to the option (which basis ordinarily is the fair market value of the shares subject to the option on the date the option was exercised).

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY
WILL BE VOTED FOR THE APPROVAL TO AMEND THE OUR 1995 STOCK
OPTION PLAN AS DESCRIBED ABOVE. YOUR BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT.


                            PROPOSAL 4

       RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed, subject to ratification by the Stockholders at the Meeting, the accounting firm of Grant Thornton LLP as our principal independent accountants for the fiscal year ending December 31, 2000. Grant Thornton LLP has served in this capacity since December 1998.

Representatives of Grant Thornton LLP are expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE APPROVAL OF GRANT THORNTON LLP. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS PRINCIPAL INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.


                          OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board of Directors as of the date of this Proxy Statement should properly come before the meeting; (ii) a person not named herein is nominated at the meeting for election as a Director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy Statement and the form of proxy, subject to applicable laws and our Charter and Bylaws, should come before the meeting; or (iv) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of our Board of Directors.

     STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

The annual meeting of Stockholders in 2001 is expected to be held on or about May 15, 2001. We must receive Stockholder proposals, other than nominations for directors, no later than December 15, 2000 to be considered for inclusion in our proxy materials agenda relating to that meeting.
Nominations for election as director must be made by written notice to us not later than one hundred and twenty days in advance of the meeting.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND RETURN
THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE AND ADDRESSED TO ACCESS PHARMACEUTICALS, INC. c/o AMERICAN STOCK TRANSFER & TRUST CO., 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005, A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


                            By Order of the Board of Directors,

                            /s/ Kerry P. Gray
                            ------------------
                            Kerry P. Gray
                            President and CEO

Exhibit A
                   PROPOSED CERTIFICATE OF AMENDMENT
                               TO THE
                     CERTIFICATE OF INCORPORATION
                                 OF
                      ACCESS PHARMACEUTICALS, INC.


Access Pharmaceuticals, Inc. (the "Corporation"), a Delaware corporation, DOES HEREBY CERTIFY:

FIRST:   That at a meeting of the directors of the
Corporation, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as previously amended, and declaring such amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED:  That it is advisable that the paragraph of
Article V, Section A of the Corporation's Certificate of
Incorporation, as amended, relating to the authorized shares of Common Stock of the Corporation be amended to read as follows:

A.   The aggregate number of shares of Common
Stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares with a par value of one cent ($0.01) per share.

SECOND:   That thereafter, pursuant to resolution
of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section
222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware voted in favor of the amendment.

THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:   That the effective date of this
amendment shall be ______, 2000.

                       ACCESS PHARMACEUTICALS, INC.

          2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 17, 2000, and revoking any proxy heretofore given, hereby appoints each of Herbert
H. McDade, Jr. and Kerry P. Gray or either of them, proxies of the undersigned with full power of substitution, to cumulate votes and to vote all shares of common stock of Access Pharmaceuticals, Inc. which the undersigned is entitled to vote at a Annual Meeting of Stockholders to be held
Monday, June 26, 2000 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central Park
South, New York, New York  10019, (212) 247-5100,
or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Proposal.

In their discretion, the Proxies are authorized to vote on any other matters which may properly come before the Annual Meeting or any adjournment thereof as set forth in the Proxy Statement.

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the Stockholder. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Co.
("American Stock Transfer") at the address appearing on the attached envelope. American Stock
Transfer's telecopy number is (718) 234-2287.

        (continued, and to be signed on the reverse side)
                                                           SEE REVERSE SIDE

[ X ]  PLEASE MARK YOUR VOTE THIS WAY

1.   Election of Directors                                 FOR     WITHHOLD

                                                           [  ]      [  ]
Cumulative Votes for one or more nominees as follows:

Nominees: ______  Stephen B. Howell, MD   Class 2 - 3 Year Term
          ______  Richard B. Stone        Class 2 - 3 Year Term
          ______  Preston Tsao            Class 2 - 3 Year Term

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the box to vote "FOR" all nominees and strike a line through the nominee's name above)


2.   Proposal to amend our Certificate of Incorporation
to increase our authorized capital stock from
20,000,000 shares to 50,000,000 shares.          FOR      AGAINST  ABSTAIN
                                                 [  ]     [  ]     [  ]

3.   Proposal to amend our 1995 Stock Option Plan
to increase the number of shares of our common
stock authorized for issuance under the Plan     FOR      AGAINST  ABSTAIN
to 2,000,000 shares.                             [  ]     [  ]     [  ]

4.   Proposal to ratify and approve the
appointment of Grant Thornton LLP as our
independent accountants for the year ending      FOR      AGAINST  ABSTAIN
December 31, 2000.                               [  ]     [  ]     [  ]


Shares Held: ___________

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS PHARMACEUTICALS,
INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER
PRIOR TO EXERCISE.

Signature ____________________________    ________
                                            Date

          ____________________________    ________
Signature (if held jointly)                 Date


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.